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                                                                     Exhibit 3.2

                           COMPANIES (JERSEY) LAW 1991

                             ARTICLES OF ASSOCIATION

                                       OF

                             WNS (HOLDINGS) LIMITED

                                 INTERPRETATION


1. In these Articles, if not inconsistent with the subject or context, the words in the first column of the following table shall bear the meanings set opposite to them respectively in the second column.

         WORDS    MEANINGS

         these Articles       These Articles of Association in their present
                              form or as from time to time altered.

         auditors Auditors of the Company appointed pursuant to these Articles.

         bankrupt Shall have the meaning defined in the Interpretation (Jersey) Law, 1954.

         clear days           In relation to the period of a notice, shall mean
                              that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

         Directors            The directors of the Company for the time being.

         Executive Directors  The directors who are classified as such by way of a resolution of the Directors.

         the Island           The Island of Jersey.

         the Law              The Companies (Jersey) Law 1991.

         month                Calendar month.

         notice A written notice unless otherwise specifically stated.

         Office               The registered office of the Company.

         Ordinary Resolution  Without prejudice to Article 80, a resolution of the Company in general meeting or of a meeting of the holders of shares of any class passed by a simple majority of the votes cast thereat by the Shareholders entitled under the Articles to vote thereat.

         Ordinary Share       An ordinary share in the capital of the Company
                              with a nominal value of 10 pence and having the rights attaching thereto prescribed in these Articles.


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         paid up              Shall include credited as paid up.

         Preferred Share      A preferred share in the capital of the
                              Company with a nominal value of 10 pence designated as a Preferred Share by the Directors and allotted and issued in one or more classes in accordance with the provisions of the Law and these Articles and having the rights provided for in these Articles and in any Statement of Rights.
                              In these Articles, except when referred to under their separate classes, the term Preferred Shares shall mean all such shares.

         present in person    In relation to general meetings of the Company and
                              to meetings of the holders of any class of shares, shall include present by attorney or by proxy or, in the case of a corporate shareholder, by representative.

         Register The register of Shareholders to be kept pursuant to Article 29 hereof.

         Secretary            Any person appointed by the Directors to perform
                              any of the duties of secretary of the Company
                              (including a temporary or assistant secretary), and in the event of two or more persons being appointed as joint secretaries any one or more of the persons so appointed.

         Shareholder          A person whose name is entered in the Register as
                              the holder of shares in the Company.

         Special Resolution   Without prejudice to Article 80, a resolution of
                              the Company which is passed by a majority of not less than two-thirds of Shareholders who (being entitled to do so) are present in person at a general meeting in accordance with the Law.

         Statement of Rights  In relation to each class of Preferred Share, a memorandum approved by the Directors setting out the specific rights and obligations attaching to the Preferred Shares of such class which are in addition to those rights and obligations contained in and determined in accordance with these Articles.

2. In these Articles, unless there be something in the subject or context inconsistent with such construction:-

         (a) the word "may" shall be construed as permissive and the word "shall" shall be construed as imperative;

         (b) the word "signed" shall be construed as including a signature or representation of a signature affixed by mechanical or other means;

         (c) the words "in writing" shall be construed as including written, printed electronically transmitted (including, without limitation, transmitted by email) or any other mode of representing or reproducing words in a visible form;


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         (d)      words importing "persons" shall be construed as including
                  companies or associations or bodies of persons whether corporate or unincorporate;

         (e) words importing the singular number shall be construed as including the plural number and vice versa;

         (f) words importing the masculine gender only shall be construed as including the feminine gender; and

         (g) references to enactments are to such enactments as are from time to time modified, re-enacted or consolidated and shall include any enactment made in substitution for an enactment that is repealed.

3. The headings herein are for convenience only and shall not affect the construction of these Articles.

                                  PRELIMINARY

4. The preliminary expenses incurred in forming the Company may be discharged out of the funds of the Company.

5. The business of the Company shall be commenced as soon after the incorporation of the Company as the Directors think fit.

                            SHARE CAPITAL AND SHARES

6. The share capital of the Company is as specified in the Memorandum of Association and the shares of the Company shall have the rights and be subject to the conditions contained in these Articles and, in the case of any Preferred Share of any class, to the Statement of Rights relating thereto.

7.       The rights attaching to Ordinary Shares are as follows:

         (a) AS REGARDS INCOME - Subject to the Law and the provisions of these Articles, each Ordinary Share shall confer on the holder thereof the right to receive such profits of the Company available for distribution as the Directors may declare or the Shareholders may resolve by Ordinary Resolution after any payment to the Shareholders holding shares of any other class other than Ordinary Shares of any amount then or in the future payable in accordance with the relevant Statement of Rights or other terms of issue of that class.

         (b) AS REGARDS CAPITAL -- If the Company is wound up, the holder of an Ordinary Share shall be entitled, following payment to the Shareholders holding shares of any other class other than Ordinary Shares of all amounts then or in the future payable to them in accordance with the relevant Statement of Rights or other terms of issue of that class, to repayment of the nominal amount of the capital paid-up thereon and thereafter any surplus assets of the Company then remaining shall be distributed pari passu among the holders of the Ordinary Shares in proportion to the amounts paid-up thereon (whether on account of the nominal value of the shares or by way of premium).

         (c) AS REGARDS VOTING - At any general meeting of the Company and any separate class meeting of the holders of Ordinary Shares every holder of Ordinary Shares who is present in person shall have one vote for every Ordinary Share of which he is the holder.

         (d) AS REGARDS REDEMPTION - The Ordinary Shares are not redeemable.


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8.       Subject to the provisions of these Articles, the rights and obligations attaching to any Preferred Share shall be determined at the time of issue by the Directors in their absolute discretion. Each Preferred Share shall be issued by the Directors on behalf of the Company as part of a class. The rights and obligations attaching to each class of Preferred Shares in addition to those set out in these Articles shall be set out in a Statement of Rights.

9. The Statement of Rights in respect of each class of Preferred Shares may comprise or include:-

         (a) the class to which each Preferred Share shall belong, such class to be designated with a class number and, if the Directors so determine, title;

         (b) details of any dividends payable in respect of the relevant class;

         (c) details of rights attaching to shares of the relevant class to receive a return of capital on a winding up of the Company;

         (d) details of the voting rights attaching to shares of the relevant class (which may provide, without limitation, that each Preferred Share shall have more than one vote on a poll at any general meeting of the Company);

         (e) a statement as to whether shares of the relevant class are redeemable (either at the option of the Shareholder and/or the Company) and, if so, on what terms such shares are redeemable (including, without limitation, and only if so determined by the Directors, the amount for which such shares shall be redeemed (or a method or formula for determining the same) and the date on which they shall be redeemed);

         (f) any other rights, obligations and restrictions attaching to Preferred Shares of any class as the Directors may determine in their discretion; and/or

         (g) the price at which shares of the relevant class shall be issued.

10. Once a Statement of Rights has been adopted for a class of Preferred Share, then:-

         (a) subject to Article 9, it shall be binding on Shareholders and Directors as if contained in these Articles;

         (b) the provisions of Article 22 shall apply to any variation or abrogation thereof that may be effected by the Company;

         (c) each Statement of Rights shall be filed on behalf of the Company with the Registrar of Companies in Jersey pursuant to and in accordance with Article 54 of the Law;

         (d) all moneys payable on or in respect of any Preferred Share which is the subject thereof (including, without limitation, the subscription and any redemption moneys in respect thereof) shall be paid in the currency for which such Preferred Share is issued; and

         (e) upon the redemption of a Preferred Share (if it is redeemable) pursuant to the Statement of Rights relating thereto, the holder thereof shall cease to be entitled to any rights in respect thereof and accordingly his name shall be removed from the Register and the share shall thereupon be cancelled.

11. Without prejudice to any special rights for the time being conferred on the holders of any class of shares (which special rights shall not be varied or abrogated except with such consent or sanction (if any) as is required by Article 22 hereof and subject to the Law) any class of shares in the Company may be issued with such preferred, deferred or other special rights, or such restrictions,


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         whether in regard to dividends, return of capital, voting or otherwise, as the Directors may from time to time determine.

12. Subject to Articles 18 to 20 hereof, the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors, and they may allot, grant options over, or otherwise dispose of them to such persons at such times and on such terms as they think proper, but so that no shares shall be issued at a discount to nominal value. Securities, contracts, warrants or other instruments evidencing any Preferred Shares, option rights, securities having conversion or option rights or obligations may also be issued by the Directors without the approval of the Shareholders or entered into by the Company upon a resolution of the Directors to that effect on such terms, conditions and other provisions as are fixed by the Directors including, without limitation, conditions that preclude or limit any person owning or offering to acquire a specified number or percentage of the shares of the Company in issue, other shares, option rights, securities having conversion or option rights or obligations of the Company or the transferee of such person from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights or obligations.

13. The Company may issue fractions of shares in accordance with and subject to the provisions of the Law, provided that:-

         (a) a fraction of a share shall be taken into account in determining the entitlement of a Shareholder as regards dividends or on a winding up; and

         (b) a fraction of a share shall not entitle a Shareholder to a vote in respect thereof.

14.      Subject to Articles 8 to 12 hereof, the Company may:-

         (a)      issue; or

         (b) convert any existing non-redeemable shares (whether issued or not) into,

         shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder thereof, on such terms and in such manner as may be determined by Special Resolution.


15. The Company may pay commissions as permitted by the Law. Subject to the provisions of the Law, any such commission may be satisfied either by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

16.      Save as permitted by the Law:

         (a) where a person is acquiring or proposing to acquire shares in the Company, neither the Company nor any of its subsidiaries which are Jersey companies shall give financial assistance directly or indirectly for the purpose of that acquisition before or at the same time as the acquisition takes place; and

         (b) where a person has acquired shares in the Company and any liability has been incurred (by that person or any other person) for the purpose of that acquisition, neither the Company nor any of its subsidiaries which are Jersey companies shall give financial assistance directly or indirectly for the purpose of reducing or discharging the liability so incurred.

17. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise any equitable, contingent, future or partial interest in any share, or (except only as by these Articles otherwise provided or as


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         by law required) any interest in any fraction of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

                           ALTERATION OF SHARE CAPITAL

18. The Company may, by altering its Memorandum of Association by Special Resolution, alter its share capital in any manner permitted by the Law.

19. Any new shares created on an increase or other alteration of share capital which are not designated as Ordinary Shares shall be issued upon such terms and conditions as the Directors shall determine.

20. Any capital raised by the creation of new shares shall, unless otherwise provided by the conditions of issue of the new shares, be considered as part of the original capital, and the new shares shall be subject to the provisions of these Articles with reference to the payment of calls, transfer and transmission of shares, lien or otherwise, applicable to the existing shares in the Company.

                           REDUCTION OF SHARE CAPITAL

21. Subject to the provisions of the Law, the Company may, by Special Resolution, reduce its share capital in any way.

                               VARIATION OF RIGHTS

22. Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of the majority of the issued shares of that class, or with the sanction of an Ordinary Resolution passed at a separate meeting of the holders of shares of that class, but not otherwise. To every such separate meeting all the provisions of these Articles and of the Law relating to general meetings of the Company or to the proceedings thereat shall apply, mutatis mutandis, except that the necessary quorum shall be two persons holding or representing at least one-third in nominal amount of the issued shares of that class but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those holders who are present in person shall be a quorum.

23. The special rights conferred upon the holders of any class of shares issued with preferred or other special rights shall be deemed to be varied by the reduction of the capital paid up on such shares and by the creation of further shares ranking in priority thereto, but shall not (unless otherwise expressly provided by these Articles or by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking after or pari passu therewith. The rights conferred upon the holders of Ordinary Shares shall be deemed not to be varied by the creation or issue of any Preferred Shares or any other class of preferred or preference share with such special rights attaching to them as may be set out in a Statement of Rights or other terms of issue or the redemption of Preferred Shares of any class or preferred or preference shares of any class in accordance with the applicable Statement of Rights or other terms of issue.

                               SHARE CERTIFICATES

24.      Every Shareholder shall be entitled:-

         (a) without payment, to one certificate for all his shares of each class and, when part only of the shares comprised in a certificate is sold or transferred, to a new certificate for the remainder of the shares so comprised; or


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         (b)      upon payment of such sum for each certificate as the Directors shall from time to time determine, to several certificates each for one or more of his shares of any class.

25. Every certificate shall be issued within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide), shall be issued either under seal or signed by two Directors or one Director and the Secretary, and shall specify the shares to which it relates and the amount paid up thereon and if so required by the Law, the distinguishing numbers of such shares.

26. In respect of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

27. If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in relation thereto as the Directors think fit.

                             JOINT HOLDERS OF SHARES

28. Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint tenants with the benefit of survivorship, subject to the following provisions:-

         (a) the Company shall not be bound to register more than four persons as the joint holders of any share;

         (b) the joint holders of any share shall be liable, severally as well as jointly, in respect of all payments to be made in respect of such share;

         (c) any one of such joint holders may give a good receipt for any dividend, bonus or return of capital payable to such joint holders;

         (d) only the senior of the joint holders of a share shall be entitled to delivery of the certificate relating to such share or to receive notices from the Company and any notice given to the senior joint holder shall be deemed notice to all the joint holders; and

         (e) for the purpose of the provisions of this Article, seniority shall be determined by the order in which the names of the joint holders appear in the Register.

                            REGISTER OF SHAREHOLDERS

29. The Directors shall keep or cause to be kept at the Office or at such other place in the Island where it is made up, as the Directors may from time to time determine, a Register in the manner required by the Law. In each year the Directors shall prepare or cause to be prepared and filed an annual return containing the particulars required by the Law.

                                      LIEN

30. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable at a fixed time in respect of such shares; and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single Shareholder for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder and whether the period for the payment or discharge of the same shall have actually commenced or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his


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         estate and any other person whether a Shareholder or not. The Company's lien (if any) on a share shall extend to all dividends or other monies payable thereon or in respect thereof. The Directors may resolve that any share shall, for such period as they think fit, be exempt from the provisions of this Article.

31. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some monies in respect of which the lien exists are presently payable, and fourteen days have expired after a notice, stating and demanding payment of the monies presently payable and giving notice of intention to sell in default, shall have been served on the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

32. The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the Directors may authorise a person to execute an instrument of transfer of the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                 CALLS ON SHARES

33. The Directors may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make calls upon the Shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable within fourteen days of the date appointed for payment of the last preceding call, and each Shareholder shall (subject to being given at least fourteen clear days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.

34. A call may be made payable by instalments. A call may be postponed or wholly or in part revoked as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

35. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due may be required to pay interest on the sum from the day appointed for payment thereof to the time of actual payment at a rate determined by the Directors not exceeding the rate of ten per cent per annum.

36. Any sum which by or pursuant to the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall, for all the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by or pursuant to the terms of issue, the same becomes payable, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

37. The Directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment.


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38.      The Directors may, if they think fit, receive from any Shareholder willing to advance the same, all or any part of the money uncalled and unpaid upon the shares held by him beyond the sums actually called up thereon as a payment in advance of calls. Any such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced. The Company may pay interest upon the money so received, or upon so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, at such rate as the Directors shall think fit provided that any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any dividend until the same would but for such advance become presently payable.

                              FORFEITURE OF SHARES

39. If a Shareholder fails to pay any call or instalment of a call on or before the day appointed for payment thereof, the Directors may at any time thereafter, during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses which may have been incurred by the Company by reason of such non-payment or accept their surrender instead if causing them to be so forfeited.

40. The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.

41. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof have been made, be forfeited by a resolution of the Directors to that effect, and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

42. When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the Register opposite to the entry of the share; but no forfeiture shall be invalidated in any manner by any omission or neglect to give such notice or to make such entry as aforesaid.

43. A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any other person as aforesaid.

44. A Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares, with interest thereon at a rate determined by the Directors not exceeding ten per cent per annum from the date of forfeiture or surrender as the case may be until payment and the Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender.


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45.      An affidavit by a Director or the Secretary that a share has been duly forfeited or surrendered on the date stated therein shall be conclusive evidence of the facts so stated as against all persons claiming to be entitled to the share and such affidavit and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be so required) constitute good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in respect of the forfeiture, surrender, sale, re-allotment or disposal of the share.

46. The provisions of these Articles as to forfeiture and surrender shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at a fixed time, whether on account of the amount of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                       TRANSFER AND TRANSMISSION OF SHARES

47. All transfers of shares shall be effected by notice (a "Transfer Notice") in the usual common form or in any other form approved by the Directors.

48. All Transfer Notices shall be signed by or on behalf of the transferor and, in the case of a partly paid share, by the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.

49. The Directors may in their absolute discretion, and without assigning any reason therefor, refuse to register any transfer of partly paid shares or any transfer of shares on which the Company has a lien but shall not otherwise refuse to register a transfer of shares made in accordance with these Articles.

50.      The Directors may decline to recognise any Transfer Notice, unless:-

         (a) the Transfer Notice is deposited at the Office or such other place as the Directors may appoint accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

         (b)      the Transfer Notice is in respect of only one class of shares.

51. If the Directors refuse to register any transfer of shares they shall, within two months after the date on which the Transfer Notice was lodged with the Company, send to the proposed transferor and transferee notice of the refusal.

52. All Transfer Notices relating to transfers of shares which are registered shall be retained by the Company, but any Transfer Notices relating to transfers of shares which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

53. The registration of transfers of shares or of any class of shares may not be suspended.

54. Unless otherwise decided by the Directors in their sole discretion, no fee shall be charged in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares.

55. In respect of any allotment of any share the Directors shall have the same right to decline to approve the registration of any renouncee of any allottee as if the application to allot and the renunciation were a transfer of a share under these Articles.

56. In the case of the death of a Shareholder, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

57. Any guardian of an infant Shareholder and any curator or guardian or other legal representative of a Shareholder under legal disability and any person becoming entitled to a share in consequence of the death or insolvency or bankruptcy of a Shareholder or otherwise by operation of law may, upon such evidence as to his entitlement being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder thereof.

58. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice signed by him stating that he so elects together with such evidence as to his entitlement as may from time to time be required by the Directors. If he shall elect to have another person registered, he shall testify his election by signing a Transfer Notice in favour of that person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or Transfer Notice as aforesaid as would have existed had such transfer occurred before the death, insolvency or bankruptcy of the Shareholder concerned.

59. A person becoming entitled to a share by reason of the death or insolvency or bankruptcy of a Shareholder or otherwise by operation of law shall, upon such evidence as to his entitlement being produced as may from time to time be required by the Directors, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within one month such person shall be deemed to have so elected to be registered himself and all the restrictions on the transfer and transmission of shares contained in these Articles shall apply to such election.

                                GENERAL MEETINGS

60. An annual general meeting shall be held once in every calendar year, either in or outside the Island, at such time and place as may be determined by the Directors. All other general meetings shall be called extraordinary general meetings.

61. The Directors may whenever they think fit, and upon a requisition made in writing by Shareholders in accordance with the Law the Directors shall, convene an extraordinary general meeting of the Company.

62. At any extraordinary general meeting called pursuant to a requisition, unless such meeting is called by the Directors, no business other than that stated in the requisition as the objects of the meeting shall be transacted.

                                 CLASS MEETINGS

63. Save as is provided in these Articles or any Statement of Rights, all the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply, mutatis mutandis, to every class meeting. Subject to the provisions of these Articles and any Statement of Rights, at any class meeting the holders of shares of the relevant class shall, on a poll, have one vote in respect of each share of that class held by each of them.

                           NOTICE OF GENERAL MEETINGS

64. At least twenty-one clear days' notice shall be given to Shareholders entitled to receive notice thereof of every annual general meeting and of every general meeting called for the passing of a Special Resolution, and at least fourteen clear days' notice shall be given of all other general meetings. Every notice shall specify the place, the day and the time of the meeting and in the case of special business, the general nature of such business and, in the case of an annual general meeting, shall specify the meeting as such. Notice of every meeting shall be given in the manner hereinafter mentioned to the Shareholders entitled to receive notice thereof and to the Directors and to the auditors.

65. A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Article 64 hereof, be deemed to have been duly called if it is so agreed:-

         (a) in the case of an annual general meeting, by all the Shareholders entitled to attend and vote thereat; and

         (b) in the case of any other meeting, by a majority in number of Shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent of the total voting rights of the shareholders who have that right.

66. In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a Shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Shareholder.

67. It shall be the duty of the Company, subject to the provisions of the Law, on the calling of a meeting on the requisition in writing of such number of Shareholders as is specified by the Law:-

         (a) to give to the Shareholders entitled to receive notice of general meetings and to the Directors notice of any resolution which may properly be moved and which it is intended to move at that meeting; and

         (b) to circulate to Shareholders entitled to have notice of any general meeting sent to them, any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

68. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

69. The business of an annual general meeting shall be to receive and consider the accounts of the Company and the reports of the Directors and auditors, to elect Directors (if necessary), to elect auditors and fix their remuneration, to sanction a dividend if thought fit so to do, and to transact any other business of which notice has been given.

70. No business shall be transacted at any general meeting except the adjournment of the meeting unless a quorum of Shareholders entitled to vote at such meeting is present at the time when the meeting proceeds to business. Such quorum shall consist of not less than two such Shareholders present in person holding shares conferring not less than one-third of the total voting rights of all the Shareholders entitled to vote at the general meetings provided that, if at any time all of the issued shares in the Company entitling any Shareholder to vote at a general meeting are held by one Shareholder, such quorum shall consist of the Shareholder present in person.

71. If within half an hour from the time appointed for the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened by or upon the requisition of Shareholders, shall be dissolved. If otherwise convened the meeting shall stand adjourned to the same day in the next week at the same time and place or such day, time and place as the Directors shall determine.

72. The chairman (if any) of the Directors shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present the Shareholders present in person shall choose one of the Directors present to be chairman, or if no Director shall be present and willing to take the chair the Shareholders present in person shall choose one of their number to be chairman.

73. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

74. Except where otherwise provided in the Law or in these Articles, all resolutions shall be adopted if approved by a majority of the votes cast. In the event of an equality of votes at any general meeting, whether upon a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

75. The validity of any resolution shall not be affected by the failure of any proxy, attorney or representative to vote in accordance with the instructions (if any) of the Shareholder who appointed him.

76. At any general meeting every question shall be decided in the first instance by a show of hands and, unless a poll is demanded by the chairman or by any Shareholder, a declaration by the chairman that a resolution has on a show of hands been carried or not carried, or carried or not carried by a particular majority or lost, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

77. If a poll is demanded in the manner mentioned above, it shall be taken at such time (within twenty-one days) and in such manner as the chairman directs and the results of such poll shall be deemed to be the resolution of the Company in general meeting. A poll may be demanded upon the election of the chairman and upon a question of adjournment and such poll shall be taken forthwith without adjournment. Any business other than that upon which a poll has been demanded may proceed pending the taking of the poll.


78. Minutes of all resolutions and proceedings of general meetings shall be duly and regularly entered in books kept for that purpose and shall be available for inspection by a Shareholder during business hours without charge. A Shareholder may require a copy of any such minutes in such manner, and upon payment of such sum, as provided in the Law.

79. If a Shareholder is by any means in communication with one or more other Shareholders so that each Shareholder participating in the communication can hear what is said by any other of them, each Shareholder so participating in the communication is deemed to be present in person at a meeting with the other Shareholders so participating, notwithstanding that all the Shareholders so participating are not present together in the same place. A meeting at which any or all of the Shareholders participate as aforesaid shall be deemed to be a general meeting of the Company for the purposes of these Articles notwithstanding any other provisions of these Articles and all of the provisions of these Articles and of the Law relating to general meetings of the Company and to the proceedings thereat shall apply, mutatis mutandis, to every such meeting.

80. A resolution in writing (including a Special Resolution but excluding a resolution removing an auditor or removing a Director before the expiration of his term of office) signed by all Shareholders who would be entitled to receive notice of and to attend and vote at a general meeting at which such a resolution would be proposed, or by their duly appointed attorneys, shall be as valid and effectual as if it had been passed at a general meeting of the Company duly convened and held. Any such resolution may consist of several documents in the like form each signed by one or more of the Shareholders or their attorneys and signature in the case of a corporate body which is a Shareholder shall be sufficient if made by a director or other duly authorised officer thereof or its duly appointed attorney.

81.      (1)      On a show of hands every Shareholder present in person shall have one vote.

         (2) Subject to any special voting powers or restrictions for the time being attached to any shares, as may be specified in the terms of issue thereof, these Articles or any Statement of Rights, on a poll every Shareholder present in person shall have one vote for each share held by him.

82. Where there are joint registered holders of any share, such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name appears first in order in the Register in respect of such share shall be the only person entitled to vote in respect thereof.

83. A Shareholder for whom a special or general attorney is appointed or who is suffering from some other legal incapacity or interdiction in respect of whom an order has been made by any court having jurisdiction (whether in the Island of Jersey or elsewhere) in matters concerning legal incapacity or interdiction may vote, whether on a show of hands or on a poll, by his attorney, curator, or other person authorised in that behalf appointed by that court, and any such attorney, curator or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of such attorney, curator or other person may be required by the Directors prior to any vote being exercised by such attorney, curator or other person.

84. The Directors and the auditors shall be entitled to receive notice of and to attend and speak at any meeting of Shareholders. Save as aforesaid and as provided in Article 83 hereof, no person shall be entitled to be present or take part in any proceedings or vote either personally or by proxy at any general meeting unless he has been registered as owner of the shares in respect of which he claims to vote.

85.      (1)      No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.
                  Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

         (2) Where a person is authorised under Article 97 hereof to represent a body corporate at a general meeting of the Company the Directors or the chairman of the meeting may require him to produce a certified copy of the resolution from which he derives his authority.

86. On a poll a Shareholder entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

87. A Shareholder may appoint any person (whether or not a Shareholder) to act as his proxy at any meeting of Shareholders (or of any class of Shareholders) in respect of all or a particular number of the shares held by him. A Shareholder may appoint more than one person to act as his proxy and each such person shall act as proxy for the Shareholder for the number of shares specified in the instrument appointing the person as a proxy. If a Shareholder appoints more than one person to act as his proxy, each instrument appointing a proxy shall specify the number of shares held by the Shareholder for which the relevant person is appointed his proxy.

88. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

89. Each duly appointed proxy has the same rights as the Shareholder by whom he was appointed to:

         (a)      speak at a meeting; and

         (b) vote at a meeting in respect of the number of shares held by the Shareholder for which he is appointed his proxy.

90. If a Shareholder appoints more than one proxy (but subject to the voting instructions (if any) given by the Shareholder), no proxy appointed by the Shareholder need cast all the votes used by him in respect of any resolution in the same way as any other proxy appointed by the Shareholder.

91. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the Office within such time (not exceeding forty-eight hours) before the time for holding the meeting or adjourned meeting or for the taking of a poll at which the person named in the instrument proposes to vote as the Directors may from time to time determine.

92. The instrument appointing a proxy may be in any common form or in any other form approved by the Directors including the following form:-

         "WNS (HOLDINGS) LIMITED

         I/We [ ] of [ ] being a Shareholder/Shareholders of the above named Company hereby appoint [ ] of [ ] or failing him [ ] of [ ] as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary as the case may be) general meeting of the Company to be held on the [ ] day of [ ] and at any adjournment thereof.

         Signed this[ ] day of [ ]"

93. Unless the contrary is stated thereon the instrument appointing a proxy shall be as valid as well for any adjournment of the meeting as for the meeting to which it relates. If an instrument of proxy relating to more than one meeting (including any adjournment thereof) is deposited at the Office (or such other place as may be specified from time to time by the Directors for this purpose) in accordance with Article 91 hereof (together with any other document required to be deposited by that Article) for the purposes of any meeting, neither the instrument of proxy nor any such other document need be deposited for the purposes of any subsequent meeting to which the instrument of proxy relates.

94. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is used.

95. A Shareholder may attend and participate at any meeting notwithstanding that he has appointed one or more persons to act as his proxy at the meeting. No instrument appointing a proxy shall be revoked by the appointing Shareholder attending and participating in a meeting, unless the appointing Shareholder votes on a poll at the meeting in respect of the shares for which the relevant proxy is appointed his proxy.

96. The Directors may at the expense of the Company send by post or otherwise to the Shareholders instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares of the Company either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one or more of a number of persons specified in the invitations are issued at the Company's expense they shall be issued to all (and not to some only) of the Shareholders entitled to be sent a notice of the meeting and to vote thereat by proxy.

                             CORPORATE SHAREHOLDERS

97. Any body corporate which is a Shareholder may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of Shareholders (or of any class of Shareholders) in respect of all or a particular number of the shares held by the Shareholder. A body corporate which is a Shareholder may appoint more than one person to act as its representative. If a body corporate which is a Shareholder appoints more than one person to act as its representative, each resolution (and each instrument of appointment) shall specify the number of shares held by the Shareholder for which the relevant person is appointed its representative. For the avoidance of doubt, any body corporate which is a Shareholder may by resolution of its directors or other governing body (or otherwise as permitted by its constitution) appoint (in addition to the representatives (if any) appointed by it) any number of persons to act as its proxy at any meeting of Shareholders (or of any class of Shareholders) in respect of all or a particular number of the shares held by the Shareholder.

98. Each person duly authorised to act as a representative of a body corporate which is a Shareholder shall be entitled to exercise on behalf of the Shareholder the same powers (in respect of the number of shares held by the Shareholder for which the relevant person is appointed its representative) as the Shareholder could exercise if it were a natural person.

99. If a Shareholder which is a body corporate appoints more than one representative (but subject to the voting instructions (if any) given by the Shareholder), no representative need cast all the votes used by him in respect of any resolution in the same way as any other representative or any proxy appointed by the Shareholder.

                                    DIRECTORS

100. The Directors shall determine the maximum and minimum number of Directors provided that the minimum number of Directors shall be not less than three. The Company shall keep or cause to be kept at the Office a register of its Directors in the manner required by the Law.

101. A Director need not be a Shareholder but shall nevertheless be entitled to receive notice of and to attend and speak at any general meeting or at any separate meeting of the holders of any class of shares in the Company.

102. The Directors shall be paid out of the funds of the Company their travelling and other expenses properly and necessarily expended by them in attending meetings of the Directors or Shareholders or otherwise on the affairs of the Company. They shall also be paid by way of remuneration for their services such sum as shall be fixed by Ordinary Resolution of the Company, which, subject to such Ordinary Resolution, shall be divided between them as they shall agree or, failing agreement, equally and shall be deemed to accrue from day to day. If any Director shall be appointed agent or to perform extra services or to make any special exertions or to go or reside abroad for any of the purposes of the Company, the Directors may remunerate such Director therefor either by a fixed sum or by commission or participation in profits or otherwise or partly in one way and partly in another as they think fit, and such remuneration may be either in addition to or in substitution for his remuneration hereinbefore provided.

                               ALTERNATE DIRECTORS

103. Any Director may at his sole discretion and at any time and from time to time appoint any person (other than a person disqualified by law from being a director of a company) as an alternate Director to attend and vote in his place at any meetings of Directors at which he is not personally present. Each Director shall be at liberty to appoint under this Article more than one alternate Director provided that only one such alternate Director may at any one time act on behalf of the Director by whom he has been appointed. Every such appointment shall be effective and the following provisions shall apply in connection therewith:-

         (a) every alternate Director while he holds office as such shall be entitled to notice of meetings of Directors and to attend and to exercise all the rights and privileges of his appointor at all such meetings at which his appointor is not personally present;

         (b) every alternate Director shall ipso facto vacate office if and when his appointment expires or the Director who appointed him ceases to be a Director of the Company or removes the alternate Director from office by notice under his hand served upon the Company;

         (c) every alternate Director shall be entitled to be paid all travelling, hotel and other expenses reasonably incurred by him in attending meetings. The remuneration (if any) of an alternate Director shall be payable out of the remuneration payable to the Director appointing him as may be agreed between them;

         (d) a Director may act as alternate Director for another Director and shall be entitled to vote for such other Director as well as on his own account, but no Director shall at any meeting be entitled to act as alternate Director for more than one other Director; and

         (e) a Director who is also appointed an alternate Director shall be considered as two Directors for the purpose of making a quorum of Directors when such quorum shall exceed two.

         If a Director who has appointed an alternate Director is for the time being temporarily unable to act through ill health or disability the signature of the alternate Director to any resolution in writing made by the Directors shall be as effective as the signature of his appointer.

104. The instrument appointing an alternate Director may be in any form approved by the Directors including the following form:-

         "WNS (HOLDINGS) LIMITED

         I, [ ] a Director of the above named Company, in pursuance of the power in that behalf contained in the Articles of Association of the Company, do hereby nominate and appoint [ ] of [ ] to act as alternate Director in my place at the meeting of the Directors to be held on the [ ] day of [ ] and at any adjournment thereof which I am unable to attend and to exercise all my duties as a Director of the Company at such meeting.

         Signed this [ ] day of [ ]"

105. Save as otherwise provided in Article 102(b) hereof, any appointment or removal of an alternate Director shall be by notice signed by the Director making or revoking the appointment and shall take effect when lodged at the Office or otherwise notified to the Company in such manner as is approved by the Directors.

                               EXECUTIVE DIRECTORS

106. The Directors may from time to time appoint one or more of their number to be the holder of any executive office on such terms and for such periods as they may determine. The appointment of any Director to any executive office shall be subject to termination if he ceases to be a Director, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

107. The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Directors, upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            APPOINTMENT OF DIRECTORS

108. Subject to the provisions of Articles 100, 110 and 123 hereof, only the Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill any vacancy or as an addition to the existing Directors. The Directors may determine that a vacancy shall be filled as the Company in general meeting may direct. Any Director who is appointed shall hold office until he resigns, until the annual general meeting for the year in which his term of office expires or until he is disqualified in accordance with Article 113 hereof, whichever happens first. A vacancy for the purposes solely of this Article 108 shall be deemed to exist if a Director dies or if he vacates his office under Article 113 hereof but not on the expiry of his term of office.

109. The Directors shall be divided into three classes designated as class I, class II and class III. Each class of Directors shall consist, as nearly as possible, of one-third of the total number of Directors. The Directors shall be assigned to each class as shall be determined by them. At the annual general meeting of the Company held in 2007, the term of office of the class I Directors shall expire and class I Directors shall be elected for a full term of three years. At the annual general meeting of the Company held in 2008, the term of office of the class II Directors shall expire and class II Directors shall be elected for a full term of three years. At the annual general meeting of the Company held in 2009, the term of office of the class III Directors shall expire and class III Directors shall be elected for a full term of three years. At each succeeding annual general meeting, Directors shall be elected for a term of three years to succeed the Directors of the class whose term of office expires at such annual general meeting. If the number of Directors is changed by resolution of the Directors, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.

110. At any general meeting at which a Director retires or at which his period of office expires, the Company shall elect a Director to fill the vacancy.

111. Where the number of persons validly proposed for election or re-election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors and an absolute majority of the votes cast shall not be a pre-requisite to the election of such Directors.

112. Thirty clear days' notice expiring on the anniversary of the preceding annual general meeting of the Company shall be given to the Company of the intention of any Shareholder or Shareholders holding at least one-tenth of the total voting rights of the Shareholders who have the right to vote at general meetings to propose any person for election to the office of Director provided always that, if the Shareholders present at a general meeting unanimously consent, the chairman of such meeting may waive the said notice and submit to the meeting the name of any person duly qualified and willing to act.

             RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

113.     The office of a Director shall be vacated if:-

         (a)      he resigns his office by notice to the Company; or

         (b) he ceases to be a Director by virtue of any provision of the Law or he becomes prohibited or disqualified by law from being a Director; or

         (c) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

         (d)      if he becomes of unsound mind; or

         (e) he is removed from office for gross negligence or criminal conduct by Ordinary Resolution of the Shareholders.

                               POWERS OF DIRECTORS

114. The business of the Company shall be managed by the Directors who may exercise all such powers of the Company as are not by the Law or these Articles required to be exercised by the Company in general meeting, and the power and authority to represent the Company in all transactions relating to real and personal property and all other legal or judicial transactions, acts and matters and before all courts of law shall be vested in the Directors. The Directors' powers shall be subject to any regulations of these Articles, to the provisions of the Law and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

115. The Directors may, by power of attorney, mandate or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

                           TRANSACTIONS WITH DIRECTORS

116. A Director, including an alternate Director, may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director and may act in a professional capacity to the Company on such terms as to tenure of office, remuneration and otherwise as the Directors may determine.

117.     (1)      Subject to the provisions of the Law, and provided that he has disclosed to the Directors the nature and extent of any of his interests which conflict or may conflict to a material extent with the interests of the Company at the first meeting of the Directors at which a transaction is considered or as soon as practical after that meeting by notice in writing to the Secretary or has otherwise previously disclosed that he is to be regarded as interested in a transaction with a specific person, a Director notwithstanding his office:-

         (a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

         (b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

         (c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

         (2)      For the purposes of paragraph (1) above:-

         (a) a general notice given to the Directors or Secretary in the manner specified in paragraph (1) above that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

         (b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of that Director.

118. Where disclosure of an interest is made to the Secretary in accordance with Article 117 the Secretary shall inform the Directors that it has been made and table the notice of the disclosure at the next meeting of the Directors. Any disclosure at a meeting of the Directors shall be recorded in the minutes of the meeting.

                            PROCEEDINGS OF DIRECTORS

119. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled, in the absence of the Director whom he is representing, to a separate vote on behalf of such Director in addition to his own vote. A Director may, and the Secretary on the requisition of a Director shall, at any time, summon a meeting of the Directors by giving to each Director and alternate Director not less than twenty-four hours' notice of the meeting provided that any meeting may be convened at shorter notice and in such manner as each Director or his alternate Director shall approve provided further that unless otherwise resolved by the Directors notices of Directors' meetings need not be in writing.

120. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be three, of whom two shall not be Executive Directors. Where more than three Directors are present at a meeting, a majority of them must not be Executive Directors in order for the meeting to be quorate. For the purposes of this Article and subject to the provisions of Article 103(e) hereof an alternate Director shall be counted in a quorum, but so that not less than two individuals will constitute the quorum.

121. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting at which he is appointed to hold any office or place of profit under the Company, or at which the terms of his appointment are arranged, but he may not vote on his own appointment or the terms thereof or on any proposal to select him for re-election as a Director.

122. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting at which any contract or arrangement in which he is interested is considered and, subject to the provisions of Articles 117 hereof, he may vote in respect of any such contract or arrangement.

123. The continuing Directors may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors may act only for the purpose of filling vacancies or of calling a general meeting of the Company. If there are no Directors or no Director is able or willing to act, then any Shareholder or the Secretary may summon a general meeting for the purpose of appointing Directors.

124. The Directors may from time to time elect from their number, and remove, a chairman and/or deputy chairman and/or vice-chairman and determine the period for which they are to hold office. The chairman, or in his absence the deputy chairman, or in his absence, the vice-chairman, shall preside at all meetings of the Directors, but if no such chairman, deputy chairman or vice-chairman be elected, or if at any meeting the chairman, the deputy chairman and vice-chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the chairman of the meeting.

125. The Directors may delegate any of their powers to committees consisting of such Directors or Director or such other persons as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The meetings and proceedings of any such committee consisting of two or more persons shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under this Article.

126. If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them, each Director so participating in the communication is deemed to be present at a meeting with the other Directors so participating, notwithstanding that all the Directors so participating are not present together in the same place.

127. A resolution in writing of which notice has been given to all of the Directors or to all of the members of a committee appointed pursuant to
         Article 125 hereof (as the case may be), if signed by a majority of the Directors or of the members of such committee (as the case may be), shall be valid and effectual as if it had been passed at a meeting of the Directors or of the relevant committee and may consist of two or more documents in like form each signed by one or more of the Directors or members of the relevant committee.

128. All acts done bona fide by any meeting of Directors or of a committee appointed by the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or committee or person acting as aforesaid, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or a member of a committee appointed by the Directors and had been entitled to vote.

                                   MINUTE BOOK

129. The Directors shall cause all resolutions in writing passed in accordance with Articles 80 and 127 hereof and minutes of proceedings at all general meetings of the Company or of the holders of any class of shares and of the Directors and of committees appointed by the Directors to be entered in books kept for the purpose. Any minutes of a meeting, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall be evidence of the proceedings.

                                    SECRETARY

130. The Secretary shall be appointed by the Directors and any secretary so appointed may be removed by the Directors. Anything required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors provided that any provisions of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary. The Company shall keep or cause to be kept at the Office a register of particulars with regard to its Secretary in the manner required by the Law.

                            EXECUTION OF INSTRUMENTS

131. The Company may have a common seal and may in accordance with the Law have an official seal for use outside of the Island and an official seal for sealing securities issued by the Company or for sealing documents creating or evidencing securities so issued. The Directors shall provide for the safe custody of all seals and no seal shall be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.

132. The Directors may from time to time make such regulations as they think fit determining the persons and the number of such persons who shall sign every instrument to which a seal is affixed and until otherwise so determined every such instrument shall be signed by one Director and shall be countersigned by the Secretary or by a second Director. The Company may, in writing under its common seal, authorise an agent appointed for the purpose to affix any official seal to a document to which the Company is a party.

133.     (1)      Approved Documents may be signed for and on behalf of the
                  Company by such person or persons as the Directors may from time to time authorise. In the absence of an express authorisation to execute an Approved Document any two of the Directors may execute such Approved Documents for and on behalf of the Company.

         (2) The term "Approved Documents" as used in this Article shall mean all written documents that have been duly approved by the Directors for execution for and on behalf of the Company.

                           AUTHENTICATION OF DOCUMENTS

134. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum of Association and these Articles) and any resolutions passed by the Company or the Directors and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

                                    DIVIDENDS

135. Subject to each Statement of Rights, the provisions of the Law and these Articles, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Shareholders, but no dividend shall exceed the amount recommended by the Directors.

136. Subject to any particular rights or limitations as to dividend for the time being attached to any shares, as may be specified in these Articles or in any Statement of Rights or upon which any such shares may be issued, all dividends shall be declared, apportioned and paid pro-rata according to the amounts paid up (as to both par and any premium) on the shares (otherwise than in advance of calls) during any portion or portions of the period in respect of which the dividend is paid.

137. Subject to the provisions of the Law, these Articles and any Statement of Rights, the Directors may, if they think fit, from time to time pay to the Shareholders such interim dividends as appear to the Directors to be justified.

138. Subject to the provisions of the Law, these Articles and any Statement of Rights, the Directors may pay interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights, as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend. Subject to the provisions of the Law, these Articles and any Statement of Rights, the Directors may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the profits of the Company justify the payment. Provided the Directors act bona fide they shall not incur any personal liability to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

139. The Directors may deduct from any dividend or other monies payable to any Shareholder on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company and any sums required to be deducted therefrom by law.

140. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. No dividend shall bear interest as against the Company.

141. Any dividend which has remained unclaimed for a period of ten years from the date of declaration thereof shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

142. Subject to the provisions of the Law and any Statement of Rights, any dividend or other monies payable on or in respect of a share may be paid by cheque, warrant or electronic transfer either sent through the post to the registered address or transferred to the nominated bank account of the Shareholder or person entitled thereto (as the case may be), and in the case of joint holders to any one of such joint holders, or to such person and to such address or bank account as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such other person as the holder or joint holders may in writing direct, and payment of the cheque or warrant or the making of the transfer to the nominated bank account shall be a good discharge to the Company. Every such cheque or warrant shall be sent, and every electronic transfer shall be made, at the risk of the person entitled to the money represented thereby.

143. Subject to the provisions of the Law, these Articles and any Statement of Rights, a general meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to such resolution; and where any difficulty arises in regard to the distribution they may settle the same as they think expedient, and in particular may issue certificates representing part of a shareholding or fractions of shares, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment shall be made to any Shareholders upon the footing of the value so fixed, in order to adjust the rights of Shareholders, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Directors, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or certificates representing part of a shareholding or fractions of shares, or any part thereof, and otherwise as they think fit.

144. Any resolution declaring a dividend on the shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, or any resolution of the Directors for the payment of a fixed dividend on a date prescribed for the payment thereof, may specify that the same shall be payable to the persons registered as the holders of shares of the class concerned at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed (or, as the case may be, that prescribed for payment of a fixed dividend), and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any shares of the relevant class.

                                  RESERVE FUND

145. Before the declaration of a dividend the Directors may set aside any part of the net profits of the Company to create a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such a manner (not being the purchase of or by way of loan upon the shares of the Company) as they think fit. Such reserve fund may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, or equalising dividends or special dividends, or for any other purpose for which the net profits of the Company may lawfully be used, and until the same shall be applied it shall remain undivided profits. The Directors may also carry forward to the accounts of the succeeding year or years any balance of profit which they do not think fit either to divide or to place to reserve.

                              SHARE PREMIUM ACCOUNT

146. There shall be transferred to a share premium account, as required by the Law, the amount or value of any premium paid up on shares issued by the Company and the sums for the time being standing to the credit of the share premium account shall be applied only in accordance with the Law.

                                 CAPITALISATION

147. The Company may, upon the recommendation of the Directors, by Ordinary Resolution resolve that it is desirable to capitalise any undistributed profits of the Company (including profits carried and standing to any reserve or reserves) not required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits, or any sum carried to reserve as a result of the sale or revaluation of the assets of the Company (other than goodwill) or any part thereof or, subject as hereinafter provided, any sum standing to the credit of the Company's share premium account or capital redemption reserve fund and accordingly that the Directors be authorised and directed to appropriate the profits or sum resolved to be capitalised to the Shareholders in the proportion in which such profits or sum would have been divisible amongst them had the same been applicable and had been applied in paying dividends, and to apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Shareholders respectively, or in paying up in full either at par or at such premium as the said resolution may provide, any unissued shares or debentures of the Company, such shares or debentures to be allotted and distributed, credited as fully paid up, to and amongst such Shareholders in the proportions aforesaid, or partly in one way and partly in the other provided that the share premium account and the capital redemption reserve fund and any unrealised profits may not be applied in the paying up of any debentures of the Company.

148. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the profits or sum resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of certificates representing part of a shareholding or fractions of shares or by payments in cash or otherwise as they think fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Shareholders entitled to the benefit of such appropriations and applications into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such Shareholders.

                               ACCOUNTS AND AUDIT

149. The Company shall keep accounting records and the Directors shall prepare accounts of the Company, made up to such date in each year as the Directors shall from time to time determine, in accordance with and subject to the provisions of the Law.

150. No Shareholder shall have any right to inspect any accounting records or other book or document of the Company except as conferred by the Law or authorised by the Directors or by Ordinary Resolution of the Company.

151. The Directors, or the Company by Ordinary Resolution in general meeting, shall appoint auditors to examine the accounts of the Company and to report thereon in accordance with the Law.

                                     NOTICES

152. Any notice to be given to or by any person pursuant to these Articles shall be in writing, save as provided in Article 119 hereof. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

153. Any notice may be posted to or delivered personally to the registered address of any person or sent by facsimile to the facsimile number (if any) or sent by electronic transmission to the address (if any) supplied by that person to the Company for the purpose of receiving notices. A notice that is posted shall be deemed to be served one clear day after posting if sent to an address on the Island or three clear days after posting if sent to an address outside of the Island. A notice given personally shall be deemed to be served when actually left at the relevant registered address. A notice that is sent by fax or electronically transmitted shall be deemed to be served immediately upon transmission.

154. In proving service of any notice served by post, it shall be sufficient to prove that the notice was properly addressed, stamped and posted. In proving service of any notice sent by facsimile, it shall be sufficient to prove receipt by the sender of a confirmed facsimile transmission report. In proving service of any notice sent by electronic transmission, it shall be sufficient to prove that the notice was properly addressed and shown as given in a report or log retained by or on behalf of the Company.

155. Every person who, by operation of law, transfer or any other means, becomes entitled to be registered as the holder of any shares is bound by every notice which, prior to the person's name and address being entered into the Register in respect of those shares, was properly given to the person from whom the person derives title to those shares.

156. Any Shareholder present in person at any meeting of the Company shall, for all purposes, be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

157. Any notice or document served on a Shareholder shall, notwithstanding that such Shareholder be then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served on such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the shares of such Shareholder.

158. Notwithstanding any of the provisions of these Articles, any notice to be given by the Company to a Director or to a Shareholder may be given in any manner agreed in advance by any such Director or Shareholder.

                                   WINDING UP

159. Subject to any particular rights or limitations for the time being attached to any shares, as may be specified in these Articles or in any Statement of Rights or upon which such shares may be issued, if the Company is wound up, the assets available for distribution among the Shareholders shall be applied first in repaying to the Shareholders the amount paid up (as to both par and any premium) on their shares respectively, and if such assets shall be more than sufficient to repay to the Shareholders the whole amount paid up (as to both par and any premium) on their shares, the balance shall be distributed among the Shareholders in proportion to the amount which at the time of the commencement of the winding up had been actually paid up (as to both par and any premium) on their said shares respectively.

160. Subject to the provisions of the Law, these Articles and any Statement of Rights, if the Company is wound up, the Company may, with the sanction of a Special Resolution and any other sanction required by the Law, divide the whole or any part of the assets of the Company among the Shareholders in specie and the liquidator or, where there is no liquidator, the Directors, may, for that purpose, value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders, and with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Shareholders as he with the like sanction determines, but no Shareholder shall be compelled to accept any assets upon which there is a liability.

                                    INDEMNITY

161. In so far as the Law allows and to the fullest extent permitted thereunder, the Company may indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") (including, without limitation, any Proceeding by or in the right of the Company to procure a judgment in its favour, but excluding any Proceeding brought by such person against the Company or any affiliate of the Company by reason of the fact that he is or was an officer, Secretary, servant, employee or agent of the Company, or is or was serving at the request of the Company as an officer, Secretary, servant, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding (together, "Litigation Expenses"). Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, provided always that this right is permitted by the Law.

162. Subject to the Law, the Company may enter into contracts with any officer, Secretary, servant, or employee or agent of the Company in furtherance of the provisions of Articles 161 to 166 and may create a trust fund, grant a security interest, make a loan or other advancement or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Articles 161 to 166.

163. The Company shall incur no liability to the Shareholders for doing or (as the case may be) failing to do any act or thing which by reason of any provision of any present or future law or regulation made pursuant thereto, or of any decree, order or judgment of any court, or by reason of any request announcement or similar action (whether of binding legal effect or not) which may be taken or made by any person or body acting with or purporting to exercise the authority of any government (whether legally or otherwise) the Company shall be directed or requested to do or perform or to forbear from doing or performing. If for any reason it becomes impossible or impracticable to carry out any of the provisions of these Articles the Company shall not be under any liability therefor or thereby.

164. The Directors are empowered to arrange for the purchase and maintenance in the name and at the expense of the Company of insurance cover for the benefit of any current or former officer of the Company, the Secretary and any current or former agent, servant or employee of the Company against any liability which is incurred by any such person by reason of the fact that he is or was an officer of the Company, the Secretary or an agent, servant or employee of the Company.

165. Subject to the Law, the right of indemnification, loan or advancement of expenses provided in Articles 161 to 166 shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, memorandum or articles of association, agreement,


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         vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of these Articles shall inure for the benefit of the heirs and legal representatives of any person entitled to indemnity under Articles 161 to 166 and shall be applicable to Proceedings commenced or continuing after the adoption of Articles 161 to 166 whether arising from acts or omissions occurring before or after such adoption.

166. If any provision or provisions of Articles 161 to 166 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of Articles 161 to 166 (including, without limitation, each portion of any section of Articles 161 to 166 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of Articles 161 to 166 shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

167. Nothing in these Articles shall prohibit the Company from making loans to officers, the Secretary, servants, employees or agents to fund Litigation Expenses prior to such expenses being incurred.

                               FIXING RECORD DATE

168.     (a)      For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or in order to make a determination of Shareholders for any other proper purpose including, without limitation, for any dividend, distribution, allotment or issue, the Directors may fix a date as the record date for any such determination of Shareholders.

         (b) A record date for any dividend, distribution, allotment or issue may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

         (c) If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, the date on which notice of the meeting is sent shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting has been made in the manner provided in this Article such determination shall apply to any adjournment thereof.

                        NON-APPLICATION OF STANDARD TABLE

169. The regulations constituting the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 shall not apply to the Company.


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